                                                                   Exhibit 99(b)
                       Harte-Hanks, Inc. and Subsidiaries

                          Financial Statement Schedule

                                   Schedule II
                        Valuation and Qualifying Accounts

                                 (in thousands)

                                                             Additions
                                            Balance at       Charged to                           Balance
                                            Beginning        Costs and                             at End
            Description                      of Year          Expenses        Deductions          of Year
-------------------------------------     ------------     ------------     --------------     ------------
Allowance for doubtful accounts:

     Year ended December 31, 2002...      $      5,463     $      1,233     $        3,671     $      3,025
                                          ============     ============     ==============     ============

     Year ended December 31, 2001...      $      4,644     $      4,442     $        3,623     $      5,463
                                          ============     ============     ==============     ============

     Year ended December 31, 2000...      $      3,751     $      4,602     $        3,709     $      4,644
                                          ============     ============     ==============     ============